Exhibit 5.1

[LETTERHEAD OF COOLEY GODWARD KRONISH LLP]

November 2, 2007

Favrille, Inc.

10445 Pacific Center Court, Suite 150

San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by FAVRILLE, INC., a Delaware corporation (the “Company”), of an aggregate of 7,416,520 shares (the “Shares”) of the Company’s common stock, par value $0.001, (the “Common Stock”), together with Warrants (the “Warrants”) to purchase an aggregate of 4,449,910 shares of Common Stock (the “Warrant Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-135169) (the “Registration Statement”)  filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), the prospectus supplement dated November 2, 2007 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”)

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the form of the Warrants to be filed today as an exhibit to a Current Report on Form 8-K with respect to the offering, the Company’s Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York.   Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the Warrants.  We express no opinion as to the enforceability in the Warrants of provisions specifying that rights may be waived only in writing or that a party’s waiver of any breach is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision or provisions providing for a right or remedy that may be held to be a penalty or otherwise in violation of public policy.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With regard to the Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares and Common Stock is authorized and reserved or available for issuance.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K.

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ JANE K. ADAMS
Jane K. Adams